                                                                                                                       Exhibit M

Metris Receivables, Inc.                                                         Metris Master Trust              Monthly Report
Securityholders' Statement                                                          Series 1999-1                       Jul-2000
Section 5.2                                                                   Class A              Class B                 Total
(i) Security Amount ..................................................      500,000,000.00      49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................                0.00                 --                  0.00
(iii) Security Interest Distributed ..................................        3,102,222.22                 --          3,102,222.22
(iv) Principal Collections ...........................................       24,171,855.54       2,390,623.10         26,562,478.64
(v) Finance Charge Collections .......................................       10,568,861.63       1,045,272.03         11,614,133.66
       Recoveries ....................................................          213,498.56          21,115.24            234,613.80
       Principal Funding Account Investment Earnings .................                0.00               0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......                0.00               0.00                  0.00
         Total Finance Charge Collections ............................       10,782,360.19       1,066,387.27         11,848,747.46
Total Collections ....................................................       34,954,215.73       3,457,010.37         38,411,226.10
               (vi) Aggregate Amount of Principal Receivables ........                  --                 --      5,592,448,471.09
       Invested Amount (End of Month) ................................      500,000,000.00      49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................           8.9406278%         0.8842379%            9.8248657%
       Fixed/Floating Allocation Percentage ..........................           8.9406278%         0.8842379%            9.8248657%
       Invested Amount (Beginning of Month) ..........................      500,000,000.00      49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                  --                 --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                  --              85.48%     5,040,761,057.10
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                  --               6.66%       392,631,694.88
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                  --               2.46%       145,311,073.31
       90 Days and Over (60+ Days Contractually Delinquent) ..........                  --               5.40%       318,613,042.85
Total Receivables ....................................................                  --             100.00%     5,897,316,868.14
                  (viii) Aggregate Investor Default Amount ...........                  --                 --          5,165,659.80
         As a % of Average Daily Invested Amount

              (Annualized based on 366 days/year) ....................                  --                 --                 11.10%
(ix) Charge-Offs .....................................................                0.00               0.00                  0.00
(x) Servicing Fee ....................................................                  --                 --            930,763.23
(xi) Unreimbursed Redirected Principal Collections ...................                  --                 --                  0.00
(xii) Excess Funding Account Balance .................................                  --                 --         31,700,000.00
(xiii) New Accounts Added ............................................                  --                 --               157,373
(xiv) Average Gross Portfolio Yield ..................................                  --                 --                 25.46%
         Average Net Portfolio Yield .................................                  --                 --                 14.36%
(xv) Minimum Base Rate ...............................................                  --                 --                  8.98%
        Excess Spread ................................................                  --                 --                  5.38%
(xvi) Principal Funding Account Balance ..............................                  --                 --                  0.00
(xvii) Accumulation Shortfall ........................................                  --                 --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --                 --             June 2003
        Accumulation Period Length ...................................                  --                 --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                  --                 --                  0.00
        Required Reserve Account Amount ..............................                  --                 --                  0.00
        Available Reserve Account Amount .............................                  --                 --                  0.00
        Covered Amount ...............................................                  --                 --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                  --                 --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                  --                 --                  0.00
(xxi) Policy Claim Amount ............................................                  --                 --                  0.00

